UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hennessy Funds Trust
(Exact name of Registrant as specified in its charter)

Delaware	85-4364098
(State of incorporation or organization)	(IRS Employer Identification No.)
c/o Hennessy Advisors, Inc. 7250 Redwood Blvd, Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 033-52154
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of Hennessy Stance ESG Large Cap ETF, a series of Hennessy Funds Trust (the “Company”), to be registered hereunder is set forth in the Post-Effective Amendment No. 62 to the Company’s Registration Statement on Form N-1A (File Nos. 033-52154; 811-07168; referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on December 22, 2022, which description is incorporated herein by reference.  The I.R.S. Employer Identification Number of the Hennessy Stance ESG Large Cap ETF is 85-4364098.
Item 2.  Exhibits.
1.
The Company’s Amended and Restated Trust Instrument is included as Exhibit (a)(4) to Post-Effective Amendment No. 57 to the Company’s Registration Statement on Form N-1A (Commission File Nos. 033-52154; 811-07168), as filed with the Securities and Exchange Commission on March 1, 2021, and is incorporated herein by reference thereto.

2.
The Company’s Amended and Restated Bylaws are included as Exhibit (b) to Post-Effective Amendment No. 57 to the Company’s Registration Statement on Form N-1A (Commission File Nos. 033-52154; 811-07168), as filed with the Securities and Exchange Commission on March 1, 2021, and is incorporated herein by reference thereto.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 22, 2022 HENNESSY FUNDS TRUST

                                                                  By: /s/Jennifer Cheskiewicz
                                                                  Name: Jennifer Cheskiewicz
                                                                  Title:  Senior Vice President and
                                                                Chief Compliance Officer